                                                  Registration No. 333-_________
  As filed with the Securities and Exchange Commission on December 6, 1996
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           -----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           -----------------------

                         NOBLE DRILLING CORPORATION
           (Exact name of registrant as specified in its charter)


           DELAWARE                                        73-0374541
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

    10370 RICHMOND AVENUE, SUITE 400
           HOUSTON, TEXAS                                         77042
(Address of Principal Executive Offices)                        (Zip Code)

                           -----------------------

             NOBLE DRILLING CORPORATION EQUITY COMPENSATION PLAN
                         FOR NON-EMPLOYEE DIRECTORS
                          (Full title of the Plan)

                           -----------------------

                JAMES C. DAY                                    COPY TO:
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER            ROBERT D. CAMPBELL
       NOBLE DRILLING CORPORATION                        THOMPSON & KNIGHT, P.C.
     10370 RICHMOND AVENUE, SUITE 400                      1700 PACIFIC AVENUE
         HOUSTON, TEXAS  77042                                 SUITE 3300
  (Name and address of agent for service)                  DALLAS, TEXAS  75201
                                                              (214) 969-1353


                (713) 974-3131
        (Telephone number, including
       area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
       Title of                                    Proposed          Proposed Maximum           Amount
      Securities              Amount                Maximum              Aggregate                of
         to be                 to be            Offering Price           Offering            Registration
      Registered           Registered(1)         per Share(2)            Price(2)                 Fee
---------------------------------------------------------------------------------------------------------------
     Common Stock,            75,000
    par value $.10           shares(3)          $19.1875             $1,439,062.50           $436.08
       per share
---------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Common Stock reported in the consolidated reporting system for New York Stock Exchange traded securities on December 3, 1996.

(3) Includes an indeterminate number of preferred stock purchase rights issuable pursuant to the Registrant's Stockholder Rights Plan, which rights will be transferable only with the shares of Common Stock registered hereunder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

      * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, containing the consolidated financial statements of the Registrant and its subsidiaries for the fiscal year ended December 31, 1995, together with the reports thereon of Price Waterhouse LLP and Arthur Andersen LLP, independent public accountants.

(2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1995.

(3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed on September 11, 1985, and effective on November 6, 1985, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant is a Delaware corporation. Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

      Reference is made to Article VI of the Bylaws of the Registrant, which provides for indemnification of directors and officers of the Registrant under certain circumstances.

      Pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Registrant limits the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances.

      The Registrant also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their service in the foregoing capacities.

      The foregoing summaries are necessarily subject to the complete text of the statute, bylaw, certificate of incorporation and insurance policy referred to above and are qualified in their entirety by reference thereto.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8.  EXHIBITS.

      The following documents are filed as exhibits to this Registration
Statement:

Exhibit
Number              Description
------              -----------
4.1                 Noble Drilling Corporation Equity Compensation Plan for
                    Non-Employee Directors.

5.1 Opinion of Thompson & Knight, A Professional Corporation, regarding 75,000 shares of Common Stock of the Registrant.

23.1                Consent of Thompson & Knight, A Professional Corporation
                    (contained in its opinion filed herewith as Exhibit 5.1).

23.2 Consent of Price Waterhouse LLP to incorporation of report by reference.

23.3 Consent of Arthur Andersen LLP to incorporation of report by reference.

24.1 Power of Attorney (included on the signature page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

(a)      The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 6th day of December, 1996.


                                NOBLE DRILLING CORPORATION
                                (Registrant)



                                By: /s/ JAMES C. DAY
                                   --------------------------------------------
                                    James C. Day
                                    Chairman, President and Chief Executive
                                    Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Each person whose signature appears below constitutes and appoints James C. Day and Byron L. Welliver, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                              Title                                              Date
---------                              -----                                              ----
/s/ JAMES C. DAY                       Chairman, President and Chief Executive            December 6, 1996
-----------------------                Officer and Director
James C. Day                           (Principal Executive Officer)



/s/ BYRON L. WELLIVER                  Senior Vice President -                            December 6, 1996
-----------------------                Finance, Treasurer and Controller
Byron L. Welliver                      (Principal Financial and Accounting
                                       Officer)


/s/ MICHAEL A. CAWLEY                  Director                                           December 6, 1996
-----------------------
Michael A. Cawley


/s/LAWRENCE J. CHAZEN                  Director                                           December 6, 1996
-----------------------
Lawrence J. Chazen


/s/ TOMMY C. CRAIGHEAD                 Director                                           December 6, 1996
------------------------
Tommy C. Craighead


/s/ JAMES L. FISHEL                    Director                                           December 6, 1996
------------------------
James L. Fishel


/s/ MARC E. LELAND                     Director                                           December 6, 1996
------------------------
Marc E. Leland


/s/ BILL M. THOMPSON                   Director                                           December 6, 1996
------------------------
Bill M. Thompson

                               INDEX TO EXHIBITS


 Exhibit
 Number                                        Exhibit
 ------                                        -------
  4.1               Noble Drilling Corporation Equity Compensation Plan for
                    Non-Employee Directors.

  5.1 Opinion of Thompson & Knight, A Professional Corporation, regarding 75,000 shares of Common Stock.

 23.1               Consent of Thompson & Knight, A Professional Corporation
                    (contained in its opinion filed herewith as Exhibit 5.1).

 23.2 Consent of Price Waterhouse LLP to incorporation of report by reference.

 23.3 Consent of Arthur Andersen LLP to incorporation of report by reference.

 24.1 Power of Attorney (included on the signature page of this Registration Statement).
